Ankura Consulting Group, LLC's Consent	EXHIBIT 23

Ankura Consulting Group, LLC (“Ankura”) hereby consents to the use of Ankura's name and the reference to Ankura's reports in this Quarterly Report on Form 10-Q of Dow Inc. and The Dow Chemical Company for the period ended September 30, 2022, and the incorporation by reference thereof in the following Registration Statements of Dow Inc. and The Dow Chemical Company:

DOW INC.

Form S-3:

Nos.	333-230668
333-232862
333-265556

Form S-8:

Nos.	333-220352-01
333-230680
333-230681
333-255472
333-255473

THE DOW CHEMICAL COMPANY

Form S-3:

Nos.	333-232862-01
333-265556-01

Form S-4:

Nos.	333-88443
333-234108

Form S-8:

Nos.	33-61795
333-40271
333-91027
333-103519
333-220352

Date: October 21, 2022

/s/ AMY BROCKMAN
Amy Brockman Senior Managing Director Ankura Consulting Group, LLC

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